                                                                                Exhibit 99.2

                                Joint Filer Information

Pursuant to General Instruction 5(b)(v) to Form 3, the following additional reporting persons
(the "Filing Persons") are covered by this joint filing:
Drakensberg, L.P.
Kariba LLC
The address for each Filing Person is:
c/o Rho Capital Partners, Inc.
152 West 57th Street, 23rd Floor
New York, NY  10019